Exhibit 99.2

To: Fred Rudy

Fr: Zirk Engelbrecht

Date: March 24, 2008

Dear Fred,

I hereby resign my position as Chief Executive Officer, Chief Financial Officer and Director, effectively immediately, in order to pursue other endeavors.

Sincerely yours,

/s/ Zirk Engelbrecht
ZIRK ENGELBRECHT